Exhibit 3.4

CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
CELLSTAR CORPORATION

It is hereby certified that:

FIRST:                                                      The name of the corporation is CellStar Corporation (the “Corporation”).

SECOND:                                        Article 1 of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended to read as follows:

“The name of the Corporation is CLST Holdings, Inc.”

THIRD:                                                   This Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation herein certified has been duly adopted by the Board of Directors and the Stockholders by written consent in accordance with provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

* * * * *

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of the Amended and Restated Certificate of Incorporation as of March 30, 2007.

CELLSTAR CORPORATION,
a Delaware corporation

By:	/s/ Elaine Flud Rodriguez
Elaine Flud Rodriguez
Senior Vice President, Secretary and General Counsel